SCHEDULE 14C
(Rule 14c-101)
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SCHEDULE 14C INFORMATION
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Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑ Definitive Information Statement
CENTURY PROPERTIES FUND XIX
A CALIFORNIA LIMITED PARTNERSHIP

(Name of Registrant as Specified in Its Charter)
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INFORMATION STATEMENT
FOR
CENTURY PROPERTIES FUND XIX
A CALIFORNIA LIMITED PARTNERSHIP
c/o THE ALTMAN GROUP, INC.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071
November 14, 2006
Dear Limited Partner:
     We are sending you this information statement in connection with the approval of an amendment to the limited partnership agreement of Century Properties Fund XIX, a California limited partnership (the “Partnership”). This amendment will authorize the Partnership to retain Fox Partners II, a California general partnership and the general partner of the Partnership (the “General Partner”), and its affiliates to provide services to the Partnership on third-party market terms in connection with any redevelopment of our properties.
Affiliate Transaction Amendment
     Our limited partnership agreement prohibits the Partnership from entering into any contract with our General Partner or its affiliates to construct or develop Partnership properties or to render any services to the Partnership in connection with such construction or development. The proposed amendment will explicitly permit our General Partner and its affiliates to provide services to the Partnership on third-party market terms in connection with the redevelopment of the Partnership’s properties.
Planned Property Redevelopment
     The Partnership currently plans to redevelop its Greenspoint Apartments property located in Phoenix, Arizona, its Wood Lake Apartments property located in Atlanta, Georgia, and its Vinings Peak Apartments property, which is also located in Atlanta, Georgia (the properties are collectively referred to herein as the “Redevelopment Properties”). Based on our current projected redevelopment budgets, we estimate that the total cost of these redevelopments (including capitalized operating expenses and lost rents in addition to the actual cost of the redevelopments) will be approximately $31,875,000.
     In connection with these redevelopments, we plan to hire Aimco/Bethesda Holdings, Inc. (“Aimco/Bethesda”), an affiliate of the General Partner, to plan, structure and supervise the redevelopment process. The Partnership will pay Aimco/Bethesda an aggregate fee of $75,000 ($25,000 for each of the three Redevelopment Properties) for the planning and structuring of the redevelopment process, and a fee equal to 4% of the actual redevelopment costs of the Redevelopment Properties for supervision of the redevelopment which, based on the current estimated redevelopment costs, would be an amount equal to approximately $1,217,000 in the aggregate for the Redevelopment Properties. Our General Partner believes that the redevelopment fees are not in excess of fees that the Partnership would have to pay to a third-party provider of these services. Our General Partner also believes that an affiliate will provide the services more efficiently than a third-party.
     We propose to fund these redevelopments through a combination of (1) loans to the Partnership by AIMCO Properties, L.P. (“AIMCO Properties”), an affiliate of our General Partner, and (2) to the extent available, the retention of distributable cash from operations received by the Partnership.
Required Limited Partner Approval
     Our limited partnership agreement may be amended with the consent of limited partners owning more than 50% of the outstanding limited partnership units. As of November 10, 2006, 89,292 of our limited partnership units were issued and outstanding, and affiliates of our General Partner own 58,732.66 of these units, or approximately 65.78% of the outstanding units. As more fully described herein, 25,228.66 of the units owned by affiliates of our General Partner are subject to a voting restriction which requires the units to be voted in proportion to the votes made with respect to units not subject to this restriction. Our General Partner’s affiliates have indicated that they will vote all of their limited partnership units that are not subject to this restriction, 33,504 units or approximately 37.53% of the outstanding units, in favor of the amendment. As a result, affiliates of the General Partner will vote a total of 46,698.59 units, or approximately 52.30% of the outstanding units, in favor of the amendment. Accordingly, approval of the amendment is assured.
     This information statement contains information about the amendment and the reasons our General Partner has decided that the amendment is in the best interests of the limited partners. Our General Partner has conflicts of interest with respect to the amendment that are described in greater detail herein.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
The date of this information statement is November 14, 2006.
     This information statement is being mailed on or about the date hereof to all holders of the limited partnership units of the Partnership at the close of business on November 14, 2006.

REASONS FOR THE AMENDMENT
THE REDEVELOPMENT PROPERTIES
THE PLANNED REDEVELOPMENT
AFFILIATE REDEVELOPMENT SERVICES
AFFILIATE REDEVELOPMENT FUNDING
PLANS AFTER THE REDEVELOPMENT
CONFLICTS OF INTEREST
APPROVAL OF THE AMENDMENT
PARTNERSHIP BUSINESS
PARTNERSHIP PROPERTIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE PARTNERSHIP
NO APPRAISAL RIGHTS
REGULATORY APPROVALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

REASONS FOR THE AMENDMENT
     Our General Partner believes that the amendment is in the best interests of the Partnership and our limited partners. In making its determination, our General Partner considered a number of factors, including the following:
•	Our General Partner believes that the Redevelopment Properties are in locations that could command higher rents than the properties are currently generating. The General Partner believes that the redevelopment of the properties will enable the Partnership to generate increased rents by taking advantage of the enhanced physical condition and amenities of the properties.

•	The proposed amendment will explicitly authorize our General Partner and its affiliates to provide services to the Partnership on third-party market terms in connection with the redevelopment of the Partnership’s properties. Our General Partner believes that the redevelopment fees to be paid to Aimco/Bethesda are not in excess of the fees that the Partnership would have to pay to a third party for such redevelopment services, and that affiliates of the Partnership will be more familiar with the Partnership’s properties, including the Redevelopment Properties, and will be able to plan and supervise the redevelopment more efficiently than a third-party.

•	In addition, our General Partner believes that if the redevelopment does not occur, the competitiveness of certain of the Partnership’s properties, including the Redevelopment Properties, will decline.
     In general, the Partnership evaluates the capital needs and competitive position of our properties by considering various factors, such as the Partnership’s financial position and real estate market conditions. The Partnership monitors our properties’ specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating resident demand, current trends, competition, new construction and economic changes. The Partnership oversees each asset’s operating performance and evaluates the physical improvement requirements. In addition, the financing structure for a property (including any prepayment penalties), tax implications, availability of attractive mortgage financing and the investment climate all are considered. The Partnership also considers the tax consequences of a potential sale of a property.
     For these reasons, our General Partner has approved the proposed amendment which, among other things, will permit the General Partner and its affiliates to provide redevelopment services to the Partnership. See “The Planned Redevelopment” and “Approval of Amendment” for a more detailed description of the proposed redevelopment and the amendment.
THE REDEVELOPMENT PROPERTIES
     Greenspoint Apartments
     The Partnership has owned and operated the Greenspoint Apartments property since 1984. The property is a 336-unit apartment complex located in Phoenix, Arizona. During the six months ended June 30, 2006, the Partnership completed approximately $334,000 of capital improvements at the property consisting primarily of furniture and fixture upgrades, interior lighting, air conditioning unit replacements and floor covering replacements. To our knowledge, the property has not undergone major renovation or redevelopment since its construction in 1984.
     Vinings Peak Apartments
     The Partnership has owned and operated the Vinings Peak Apartments property since 1984. The property is a 280-unit apartment complex located in Atlanta, Georgia. During the six months ended June 30, 2006, the Partnership completed approximately $201,000 of capital improvements at the property consisting primarily of roof, heating unit, floor covering and appliance replacements. To our knowledge, the property has not undergone major renovation or redevelopment since its construction in 1982.

     Wood Lake Apartments
     The Partnership has owned and operated the Wood Lake Apartments property since 1983. The property is a 220-unit apartment complex located in Atlanta, Georgia. During the six months ended June 30, 2006, the Partnership completed approximately $195,000 of capital improvements at the property consisting primarily of floor covering, appliance and roof replacements. To our knowledge, the property has not undergone major renovation or redevelopment since its construction in 1983.
THE PLANNED REDEVELOPMENT
     Greenspoint Apartments
     Our planned redevelopment of the Greenspoint Apartments property includes improvements to building exteriors, apartment interiors and common areas. Improvements to the exterior will include replacing the roofs of two buildings, exterior painting and upgrading other exterior components of the buildings, including sidewalks, stairs and windows. Interior improvements to the apartment units will include upgrading appliances, kitchen and bathroom cabinetry and countertops, flooring, doors and hardware and lighting. We also intend to revise certain floorplans to open up the kitchen and bathroom areas. Improvements to the common areas will include upgrading the property’s pool, hot tub, barbeque area, clubhouse and fitness facility, and adding a new business center. We also intend to improve the property’s landscaping, exterior lighting and signage.
     We currently estimate that the exterior redevelopment will take approximately six months and that completion of the redevelopment of all unit interiors will take approximately 16 months. We expect that the interior improvements will commence simultaneously with the exterior improvements and will be completed as residents move out upon expiration of their leases.
     We currently estimate that the total redevelopment costs for Greenspoint Apartments will be approximately $9.9 million.
     Vinings Peak Apartments
     Our planned redevelopment of the Vinings Peak Apartments property includes improvements to building exteriors, apartment interiors and common areas. Improvements to the exterior will include upgrading sidewalks, parking lots, doors, balconies and breezeways. Interior improvements to the apartment units will include upgrading appliances, kitchen and bathroom cabinetry and countertops, paint, carpeting, doors, light fixtures, HVAC air handlers and hot water heaters. Improvements to the common areas will include upgrading the property’s pool, clubhouse and fitness center, adding a playground and dog park and increasing the number of garage spaces and storage rooms. We also intend to improve the property’s landscaping, exterior lighting and signage.
     We currently estimate that the exterior redevelopment will take approximately six months and that completion of the redevelopment of all unit interiors will take approximately 15 months. We expect that the interior improvements will commence simultaneously with the exterior improvements and will be completed as residents move out upon expiration of their leases.
     We currently estimate that the total redevelopment costs for Vinings Peak Apartments will be approximately $11.9 million.
     Wood Lake Apartments
     Our planned redevelopment of the Wood Lake Apartments property includes improvements to building exteriors, apartment interiors and common areas. Improvements to the exterior will include upgrading sidewalks, parking lots, doors, balconies and breezeways. Interior improvements to the apartment units will include upgrading appliances, kitchen and bathroom cabinetry and countertops, paint, carpeting, doors and light fixtures. Improvements to the common areas will include upgrading the property’s pool, clubhouse and fitness center, adding walking trails, gazebos and barbeque areas, converting the tennis court to a dog park, and increasing the number of garage spaces and storage rooms. We also intend to improve the property’s landscaping, exterior lighting and signage.
     We currently estimate that the exterior redevelopment will take approximately six months and that completion of the redevelopment of all unit interiors will take approximately 15 months. We expect that the interior improvements will commence simultaneously with the exterior improvements and will be completed as residents move out upon expiration of their leases.
     We currently estimate that the total redevelopment costs for Wood Lake Apartments will be approximately $10 million.
     Estimates of Redevelopment Cost and Completion Time
     Our estimates of the redevelopment costs for each of the Redevelopment Properties as described above assume that we will be able to start each redevelopment on or before December 1, 2006, and are based on information known to us at this time. Many factors could cause the actual redevelopment costs for each of the Redevelopment Properties to vary from our estimates, including construction cost overruns and unforeseen environmental or engineering problems. In addition, many factors could cause the redevelopment period to vary from our estimates, including shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, scheduling problems, weather interference or natural disasters.
AFFILIATE REDEVELOPMENT SERVICES
     We plan to use Aimco/Bethesda to review the local market where each of the Redevelopment Properties is located and to plan and supervise the redevelopment of each property. The Partnership will pay Aimco/Bethesda an aggregate fee of $75,000 for the planning and structuring of the redevelopment process, and a fee equal to 4% of the actual redevelopment costs of the Redevelopment Properties for supervision of the redevelopments which, based on the current estimated redevelopment costs, would be an amount equal to approximately $1,217,000 in the aggregate for all of the Redevelopment Properties. Our General Partner believes that the redevelopment fees are not in excess of fees that the Partnership would have to pay to a third-party provider of these services and that an affiliate will provide them more efficiently than a third party.
AFFILIATE REDEVELOPMENT FUNDING
     We propose to fund the redevelopment through a combination of (1) loans to the Partnership by AIMCO Properties, an affiliate of our General Partner, and (2) to the extent available, the retention of distributable cash from operations received by the Partnership.
     The Partnership has not experienced any positive distributable cash from operations since 2004. In 2006, the Partnership made distributions to the limited partners in the aggregate amount of approximately $17,495,000 from non-operational events, including the sale of two properties and the refinancing of two properties. We do not currently anticipate an improvement in cash flow from operations until the Partnership has repaid the loans from AIMCO Properties in connection with the redevelopment, which we currently estimate will not occur until the end of the first quarter in 2009.
     Since we do not anticipate having cash flow from operations to fund the redevelopment costs, AIMCO Properties, an affiliate of our General Partner, has agreed to make loans to the Partnership in an amount equal to 100% of the redevelopment costs. These loans will accrue interest at prime plus 2%, compounded monthly. The principal and accrued interest on these loans will be payable in full at any time upon demand of AIMCO Properties.
     If at any time we accumulate sufficient funds as the result of an improvement in the Partnership’s cash flow, a refinancing of the Partnership’s assets or otherwise, the Partnership will repay the outstanding balance of and accrued interest on the loans before we will begin making any distributions to our limited partners. Although we currently plan to refinance the indebtedness on our assets with third parties to the extent practicable, we do not anticipate that such third party refinancing will be available to us prior to the end of the first quarter in 2009. Such availability may change as the result of various factors, including changes in existing real estate and debt markets and general economic conditions and the economic performance of the Partnership and our properties.

     Based on the current prime rate and our current projected redevelopment budgets, we estimate that the balance of the loans from AIMCO Properties will be approximately $24,100,000, of which $4,100,000 will be accrued interest, as of March 2009, when new third party financing for the redeveloped properties is anticipated to be available to repay this balance. Many factors could cause the actual size of the loans to vary from this estimate, including changes in redevelopment costs and availability of funding sources.
PLANS AFTER THE REDEVELOPMENT
     After completion of the redevelopment, we will plan to continue to hold and operate each of the Greenspoint Apartments property, Vinings Peak Apartments property and Wood Lake Apartments property and to remarket the redeveloped apartment units to new tenants and tenants renewing existing leases in order to obtain rent increases that reflect the improvements to each of the properties resulting from the redevelopment.
CONFLICTS OF INTEREST
     Our General Partner has conflicts of interest with respect to the proposed amendment and provision of redevelopment services to the Partnership. Aimco/Bethesda, an affiliate of our General Partner, will be paid the redevelopment fees for services provided with respect to the Redevelopment Properties before the limited partners receive any distributions. AIMCO Properties, another affiliate of our General Partner, will be repaid the outstanding balance of the loans plus accrued interest before the Partnership will be permitted to make any distributions to our limited partners. (See “Affiliate Redevelopment Services” and “Affiliate Redevelopment Funding,” above, for a more detailed description of the redevelopment services and the loans.) Further, affiliates of Apartment and Investment and Management Company, or Aimco, own a majority of the interests in our General Partner as well as approximately 65.78% of the outstanding limited partnership units of the Partnership. As a result, Aimco is in a position to influence all voting decisions with respect to the Partnership. (See “Approval of the Amendment,” below, for a discussion of the Aimco affiliates’ effective voting control.) Although our General Partner owes fiduciary duties to our limited partners, it also owes fiduciary duties to Aimco. Accordingly, our General Partner’s duties to the Partnership and our limited partners may come into conflict with its duties to Aimco.
APPROVAL OF THE AMENDMENT
     Affiliate Transaction Amendment
     Currently, Section 15.3.29 of our limited partnership agreement prohibits the Partnership from entering into any contract with our General Partner or its affiliates to construct or develop Partnership properties or to render any services to the Partnership in connection with such construction or development. The proposed amendment will explicitly permit our General Partner and its affiliates to provide services to the Partnership on third-party terms in connection with the redevelopment of the Partnership’s properties.
     Required Limited Partner Approval
     Section 16.2.4 of our limited partnership agreement provides that the agreement may be amended by a vote of our limited partners owning a majority of the outstanding limited partnership units entitled to vote. As of November 10, 2006, there were 89,292 limited partnership units issued and outstanding. Each limited partnership unit represents approximately 0.0011% of our outstanding limited partnership units. Affiliates of our General Partner currently own 58,732.66 of these units, or approximately 65.78% of the outstanding units as set forth below in “Security Ownership of Certain Beneficial Owners and Management.” These affiliates of our General Partner have indicated that they will consent to the amendment to our limited partnership agreement. However, the 25,228.66 limited partnership units held by affiliate AIMCO IPLP, L.P. are subject to a voting restriction.
     AIMCO IPLP, L.P. previously agreed to vote the 25,228.66 limited partnership units it holds (i) against any proposal to increase the General Partner’s compensation as set forth in the Partnership’s limited partnership agreement, and (ii) with respect to any proposal made by it or any of its affiliates, in proportion to votes cast by other unitholders, and AIMCO IPLP, L.P. will vote these units accordingly. Our General Partner’s affiliates have indicated that they will vote their 33,504 limited partnership units that are not subject to the restriction, or approximately 37.53%, in favor of the amendment. As a result, affiliates of the General Partner will vote a total of 46,698.59 units, or approximately 52.30% of the outstanding units, in favor or the amendment to the limited partnership agreement. Accordingly, approval of the amendment is assured.
     Upon receipt of these consents, the holders of a majority of the outstanding limited partnership units will have consented to the amendment to the Partnership’s limited partnership agreement and, as a result, no vote of any other limited partnership unit holder will be necessary to consent to the amendment. Accordingly, we are not soliciting any other votes. The written consents of the affiliates of the General Partner shall have an effective date as of December 4, 2006, which is 20 days after the mailing of this information statement. The consents will authorize the amendment as required under our limited partnership agreement.
     The text of the amendment is set forth in Annex I to this information statement.
PARTNERSHIP BUSINESS
     The Partnership is a publicly held limited partnership organized in August 1982 under the California Uniform Limited Partnership Act to acquire and operate residential apartment complexes. The general partner of the Partnership is Fox Partners II. The general partners of Fox Partners II are Fox Realty Investors, Fox Partners 83 and Fox Capital Management Corporation, which is the managing general partner of Fox Partners II. Fox Capital Management Corporation is a subsidiary of AIMCO. Our partnership agreement provides that the term of the Partnership terminates on December 31, 2024, unless terminated before such date.
     During the Partnership’s public offering of limited partnership units beginning in September 1983 through October 1984, the Partnership offered 90,000 limited partnership units and sold 89,292 limited partnership units having an initial cost of $89,292,000. The net proceeds of this offering were used to acquire thirteen income producing real estate properties. Since our initial offering, we have not received, nor are our limited partners required to make, additional capital contributions. The Partnership’s original property portfolio was geographically diversified with properties acquired in seven states. The Partnership’s acquisition activities were completed in June 1985 and since then the principal activity of the Partnership has been managing its portfolio. One property was sold in each of the years 1988, 1992, 1993, 1994, 2003, 2005 and 2006. In addition, one property was lost through foreclosure in 1993. See “Partnership Properties” for a description of the Partnership’s remaining five properties. The Partnership is engaged in the business of operating and holding real estate properties. The Partnership is a “closed” limited partnership real estate syndicate formed to acquire multi-family residential properties.
     We have no employees and depend on Fox Capital Management Corporation and its affiliates for property management services and administration of all Partnership activities. Our partnership agreement provides for certain payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.
     For information on certain of our pending litigation, please refer to our most recent reports on Forms 10-KSB and 10-QSB (for the year ended December 31, 2005 and the six months ended June 30, 2006) filed with the Securities and Exchange Commission.
PARTNERSHIP PROPERTIES
     The following table sets forth our current investment in real property:

Property	Date of Purchase	Type of Ownership	Use
Wood Lake Apartments, Atlanta, Georgia	12/83	Fee ownership, subject to a first mortgage	Apartment – 220 units

Greenspoint Apartments, Phoenix, Arizona	2/84	Fee ownership, subject to a first mortgage	Apartment – 336 units

Property	Date of Purchase	Type of Ownership	Use
Plantation Crossing Apartments, Atlanta, Georgia	6/84	Fee ownership, subject to a first mortgage	Apartment – 180 units

Vinings Peak Apartments, Atlanta, Georgia	4/84	Fee ownership, subject to a first mortgage	Apartment – 280 units

Tamarind Bay Apartments (f/k/a Sunrunner Apartments), St. Petersburg, Florida	7/84	Fee ownership, subject to first and second mortgages	Apartment – 200 units
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding our limited partnership units owned by Fox Capital Management Corporation, the managing general partner of our General Partner and each person or entity who is known by us to own beneficially more than 5% of the limited partnership units as of November 10, 2006:

Name and Address	Number of Limited Partnership
of Beneficial Owner	Units	Percent of Class
AIMCO IPLP, L.P.	25,228.66	28.25%

Fox Capital Management Corporation	100.00	0.11%

IPLP Acquisition I, LLC	4,892.00	5.48%

AIMCO Properties, LP	28,512.00	31.94%

Total:	58,732.66	65.78%
     AIMCO IPLP, L.P., Fox Capital Management Corporation and IPLP Acquisition, LLC are indirectly ultimately owned by Aimco. Their business address is 55 Beattie Place, Greenville, South Carolina 29602.
     AIMCO Properties, L.P. is indirectly ultimately controlled by Aimco. Its business address is 4582 S. Ulster Street Parkway, Suite 1100, Denver Colorado 80237.
     Neither the Partnership nor our General Partner have any officers or directors. In addition, no officer or director of Fox Capital Management Corporation, the managing general partner of our General Partner, owns any limited partnership units. Fox Capital Management Corporation is an affiliate of Aimco.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as “believes,” “intends,” “expects,” “anticipates” and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause the actual results to differ materially from those in our forward-looking statements include construction cost overruns, unforeseen environmental or engineering problems, shortages of materials or skilled labor, labor disputes, work stoppages, scheduling problems, weather interference, natural disasters, changes in existing real estate and debt markets and general economic conditions and the economic performance of the Partnership and our properties.

Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE PARTNERSHIP
     We are subject to the informational requirements of the Securities Exchange Act of 1934 and are required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports and proxy and information statements regarding issuers, including us, that file electronically with the SEC.
     You should only rely on the information provided in this information statement or any supplement or on information we have filed with the SEC. We have not authorized anyone else to provide you with information. You should not assume that the information in this information statement or any supplement or in any of our filings with the SEC is accurate as of any date other than the date on the front of this information statement or the supplement or as of the date of such filings.
     You may request a copy of our filings with the SEC, at no cost, by writing or calling us at the following address or facsimile or telephone number: c/o THE ALTMAN GROUP, INC., 1200 Wall Street, 3rd Floor, Lyndhurst, NJ 07071; by fax at (201) 460-0050; or by telephone at (800) 217-9608.
NO APPRAISAL RIGHTS
     Our limited partners are not entitled to dissenters’ appraisal rights under California law or our limited partnership agreement in connection with the amendment to the limited partnership agreement or the Partnership’s retention of Aimco/Bethesda to provide redevelopment services as described herein.
REGULATORY APPROVALS
     Other than the filing and distribution of this information statement, no regulatory approvals are required to enable the Partnership to amend the limited partnership agreement or to retain Aimco/Bethesda to provide redevelopment services as described herein.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
     Only one information statement is being delivered to multiple limited partners sharing an address unless the Partnership has received contrary instructions from one or more of the limited partners.
     The Partnership will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a limited partner at a shared address to which the Partnership delivered a single copy of the information statement. If a limited partner wishes to notify the Partnership that he or she wishes to receive a separate copy of this information statement, the limited partner may contact the Partnership as follows:

By mail:	c/o THE ALTMAN GROUP, INC., 1200 Wall Street, 3rd Floor, Lyndhurst, NJ 07071
By telephone:	(800) 217-9608
By fax:	(201) 460-0050
     A limited partner may also use the above telephone number, facsimile number or mailing address to notify the Partnership that limited partners sharing an address request delivery of a single copy of this information statement if they are receiving multiple copies.

ANNEX I
SECOND AMENDMENT
TO
THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
CENTURY PROPERTIES FUND XIX
     THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF CENTURY PROPERTIES FUND XIX (this “Amendment”) is entered into as of December 4, 2006, by and among Fox Partners II, a California general partnership (the “General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement (as defined below).
Recitals
     WHEREAS, Century Properties Fund XIX, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Amended and Restated Limited Partnership Agreement, dated as of September 14, 1983 (as amended, the “Partnership Agreement”); and
     WHEREAS, the General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners who own more than 50% of the Total Outstanding Units), necessary to amend the Partnership Agreement as provided in this Amendment.
     NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:
     1. Rights, Authority, Powers, Responsibilities and Duties of the General Partner. Section 15.3.29 of the Partnership Agreement is hereby amended by adding the following sentence to the end of such paragraph:
“Notwithstanding the foregoing, the General Partner may cause the Partnership to enter into any contract with the General Partner or its Affiliates to provide services to the Partnership in connection with redevelopment of any of the properties owned by the Partnership, and receive fees or other compensation from the Partnership for such services, provided that any such fees or other compensation shall not exceed an amount which is competitive in price and terms with other nonaffiliated persons rendering comparable services.”
     2. Miscellaneous.
          (a) Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict or apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.
          (b) Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed. Except as amended hereby, the Partnership Agreement shall continue, unmodified, and in full force and effect.
          (c) Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The General Partner:

FOX PARTNERS II

By:	Fox Capital Management Corporation, its Managing General Partner

By:
Name:
Title:

The Limited Partners:

AIMCO IPLP, L.P.

By:	AIMCO/IPT, Inc.,
Its General Partner

By:
Name:
Title:

IPLP ACQUISITION I, L.L.C.

By:	AIMCO IPLP, L.P.,
Its Sole Member

By:	AIMCO/IPT, Inc.,
Its General Partner

By:
Name:
Title:

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
Its General Partner
By:
Name:
Title:

FOX CAPITAL MANAGEMENT CORPORATION

BY:
Name:
Title: